UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2016

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Walker Drive

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Senior Credit Agreement

Effective as of March 14, 2016, Rex Energy Corporation (the “Company”) entered into a Tenth Amendment (the “Tenth Amendment”) to the Amended and Restated Credit Agreement dated as of March 27, 2013 (as amended, modified or supplemented, the “Credit Agreement”) among the Company; each of the guarantors; Royal Bank of Canada, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”); and the other Lenders signatory thereto.

The Tenth Amendment amends certain provisions of the Credit Agreement to, among other things, (i) permit the Company to issue new senior secured second lien notes (the “New Notes”) in an amount up to $681 million in connection with the exchange offer, which amount is inclusive of the amount of additional New Notes resulting solely from any holder’s election to receive additional New Notes in lieu of shares of common stock under the exchange offer; (ii) in the event that holders of at least 80% of the Company’s senior unsecured notes exchange such notes for New Notes, to amend the calculation of the Company’s maximum 3.0x Ratio of Net Senior Secured Debt to EBITDAX (as defined in the Credit Agreement) to become 2.75 to 1.00; (iii) increase the requirement for mortgages on oil and gas properties from 90% to 95%, and for certain properties in the Moraine East and Warrior North Areas, to 100%; and (iv) restrict cash held on the balance sheet to a maximum of $15 million, with any excess used to pay down the outstanding balance under the Credit Agreement.

In addition, the Company informed the Administrative Agent and the Lenders that the Company does not expect to be in compliance with the quarterly financial covenant in the Credit Agreement requiring the ratio of consolidated current assets to consolidated current liabilities to be less than 1.0 to 1.0 (such financial covenant, the “Current Ratio Covenant”) as of the last day of the fiscal quarter ending March 31, 2016. The Tenth Amendment contains a waiver of the Current Ratio Covenant for the fiscal quarter ending March 31, 2016.

Finally, separate from the Tenth Amendment, the Company and Lenders have agreed to reduce the borrowing base under the Credit Agreement from $200,000,000 to $190,000,000 effective April 1, 2016. The new borrowing base level constitutes the semiannual redetermination for April 1, 2016 for the Company. Pursuant to an agreement in the Tenth Amendment, the Company will pay outstanding borrowings in excess of the new borrowing base level, if any, on April 1, 2016.

The foregoing descriptions of the Tenth Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of the agreement. A copy of the Tenth Amendment will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: March 15, 2016	By:	/s/ Jennifer L. McDonough
		Name:	Jennifer L. McDonough
		Title:	Sr. Vice President, General Counsel and Corporate Secretary